Exhibit 10.8

Form of Convertible Promissory Note

THIS CONVERTIBLE PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (as amended, the “Act”), AS AMENDED.  NO SALE OR DISPOSITION MAY BE EFFECTED EXCEPT IN COMPLIANCE WITH RULE 144 UNDER SAID ACT OR AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR THE HOLDER SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT OR RECEIPT OF A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION.

CONVERTIBLE PROMISSORY NOTE

$[●]          February ___, 2022

For value received SpringBig, Inc., a Delaware corporation (the “Company”), promises to pay to [●] (the “Holder”) the principal sum of [●] ($[●]) together with accrued and unpaid interest thereon, each due and payable on the date and in the manner set forth below.

1.          Repayment.  All payments of interest and principal on this Convertible Promissory Note (the “Note”), that are not otherwise converted in accordance herewith, shall be in lawful money of the United States of America on the date on which such payment is due by wire transfer of immediately available funds to the Holder’s account at a bank specified by Lender in writing to the Company from time to time.  All payments shall be applied first to accrued interest, and thereafter to principal.  Unless converted as provided herein, the outstanding principal amount shall be due and payable on September 30, 2022 (the “Maturity Date”).

2.          Interest Rate.  The Company promises to pay simple interest on the outstanding principal amount hereof from the date hereof until payment in full, which interest shall be payable at the rate of 15% per annum or the maximum rate permissible by law, whichever is less.  Interest shall be due and payable on the Maturity Date and shall be calculated on the basis of a 365-day year for the actual number of days elapsed.  Overdue principal and, to the extent permitted by applicable law, overdue interest or any other amounts payable under this Note shall bear interest from and including the date due until paid at a rate of 18% per annum or the maximum rate permissible by law, whichever is less.  To the extent that the Company issues any notes or other evidences of indebtedness convertible or exchangeable for equity securities or coupled with warrants or other rights to acquire equity securities, in any case with interest rate, conversion or exchange rate or other terms more favorable to the holders thereof than this Note, then the interest rate, conversion rate or other applicable terms of this Note shall automatically be adjusted to reflect such better terms.

3.          Conversion.

(a)          If the closing of the merger contemplated by the Agreement and Plan of Merger, dated as of November 8, 2021 (the “Merger Agreement”), by and among the Company, Tuatara Capital Acquisition Corp. (“TAC”) and the other parties thereto (the “SPAC Merger”), occurs on or prior to the Maturity Date, then (i) the outstanding principal balance of this Note shall become due and payable (and will be satisfied by the issuance to Holder of all shares of common stock of Surviving Pubco (as defined in the Merger Agreement) issuable under the Subscription Agreement dated November 8, 2021 between Holder and TAC (the “Subscription Agreement”), and declaring Holder’s purchase price obligations under the Subscription Agreement to be paid in full); and (ii) all accrued and unpaid interest under this Note shall become due and payable and shall be satisfied by deliver of a number of fully paid and non-assessable shares of Surviving Pubco common stock, equal to the quotient (rounded to the nearest whole share) obtained by dividing (i) the outstanding unpaid accrued interest of this Note, by (ii) $10.00.

(b)          If the SPAC Merger has not occurred on or prior to the Maturity Date, then, subject to Section 3(c), the outstanding principal balance and any unpaid accrued interest of this Note shall automatically convert, without any further action by the Holder, into a number of fully paid and non-assessable shares of Series B Preferred Stock of the Company, equal to the quotient (rounded to the nearest whole share) obtained by dividing (i) the outstanding principal balance and any unpaid accrued interest of this Note, by (ii) $2.508067, with such shares of Series B Preferred Stock to be issued pursuant to the Company’s Amended and Restated Certificate of Incorporation and otherwise on the same terms and conditions as given to the investors in that certain Series B Stock Purchase Agreement dated as of August 7, 2020, as amended (the “Series B Purchase Agreement”) and each of the Ancillary Agreements (as defined in the Series B Purchase Agreement), as applicable, and the Holder shall hereby become a party to the Series B Purchase Agreement and each of such Ancillary Agreements with respect to such shares of Series B Preferred Stock.

(c)          If the Company issues any additional equity securities on or prior to the Maturity Date and conversion of this Note (“Other Securities”), then Holder shall have the option, in lieu of conversion pursuant to Section 3(b), to convert the outstanding principal balance and any unpaid accrued interest of this Note into a number of fully paid and non-assessable shares of such Other Securities of the Company, equal to the quotient (rounded to the nearest whole share) obtained by dividing (i) the outstanding principal balance and any unpaid accrued interest of this Note, by (ii) the per share price of such Other Securities, with such shares of Other Securities to be issued pursuant to the Company’s Amended and Restated Certificate of Incorporation and otherwise on the same terms and conditions as given to the investors in connection with the issuance of such Other Securities.

4.          Representations and Warranties of the Company.  In connection with the transactions provided for herein, the Company hereby represents and warrants to the Holder that:

(a)          The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted.  The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.

(b)          All corporate action has been taken on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Note.  The Company has taken all corporate action required to make all of the obligations of the Company reflected in the provisions of this Note the valid and enforceable obligations they purport to be, and this Note, when executed and delivered by the Company, shall constitute the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms.

(c)          The execution, delivery and performance of this Note, and the consummation of the transactions contemplated hereby, will not constitute or result in a default, violation, conflict or breach in any material respect of any provision of the Company’s current Certificate of Incorporation or bylaws, or in any material respect of any instrument, judgment, order, writ, decree, or contract to which it is a party or by which it is bound, or, to its knowledge, of any provision of any federal or state statute, rule or regulation applicable to the Company.

(d)          When issued, sold and delivered, any equity securities issued to the Holder pursuant to a conversion under Section 3 of this Note, will be duly authorized and validly issued, fully paid and nonassessable, and, based in part upon the representations and warranties of the Holder herein, will be issued in compliance with all applicable federal and state securities laws.

5.          Representations and Warranties of the Holder.  In connection with the transactions provided for herein, the Holder hereby represents and warrants to the Company that:

(a)          The Holder acknowledges that this Note is issued to the Holder in reliance upon the Holder’s representation to the Company that the Note will be acquired for investment for the Holder’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Holder has no present intention of selling, granting any participation in, or otherwise distributing the same.

(b)          The Holder is an investor in securities of companies and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in this Note. The Holder also represents it has not been organized solely for the purpose of acquiring this Note.

(c)          The Holder is an “accredited investor” within the meaning of Rule 501 of Regulation D, as presently in effect, as promulgated by the Securities and Exchange Commission (the “SEC”) under the Act.

(d)          The Holder understands that this Note is characterized as a “restricted security” under the federal securities laws inasmuch as it is being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act, only in certain limited circumstances.

6.          Issuance of Equity Securities; Cancellation of Note.  As promptly as practicable after the conversion of this Note, the Company will issue (or, as applicable, will cause Surviving Pubco to issue), against delivery by the Holder of an original of this Note for cancellation, to the Holder the applicable equity securities of the Company into which this Note has been converted under Section 3, and the Company and the Holder agree to execute and deliver all documents and other instruments necessary or appropriate to reflect the issuance of the equity securities to the Holder and, if not currently a stockholder of the Company (or Surviving Pubco as applicable), to admit the Holder as a stockholder of the Company(or Surviving Pubco as applicable).  Upon its conversion into the applicable equity securities, this Note shall be canceled, and all obligations of the Company under this Note shall terminate.

7.          Execution of Documents.  The Holder, by acceptance of this Note, agrees to execute and deliver such agreements, documents and instruments as may be necessary or appropriate in connection with the conversion hereof.

8.          Expenses. In the event of any default hereunder, the Company shall pay all reasonable attorneys’ fees and court costs incurred by the Holder in enforcing and collecting this Note.

9.          Prepayment.  This Note may be prepaid in whole or in part at any time prior to the Maturity Date without the prior consent of the Holder.

10.          Events of Default.  The occurrence and continuance of any of the following shall constitute an “Event of Default” hereunder:

(a)          The Company fails to observe or perform any covenant, obligation, condition or agreement contained in this Note, and such failure continues uncured for thirty (30) days.

(b)          The Company pursuant to or within the meaning of any Bankruptcy Law:  (A) commences a voluntary case or proceeding, (B) consents to the entry of an order for relief against it in an involuntary case or proceeding, (C) consents to the appointment of a Custodian for the Company or for all or substantially all of the property of the Company, (D) makes a general assignment for the benefit of its creditors or (E) admits in writing its inability to pay its debts as the same become due.

(c)          A court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (A) is for relief against the Company in an involuntary case, (B) appoints a Custodian for the Company or for all or substantially all of the property of the Company or (C) orders the liquidation of the Company, and such order or decree remains unstayed and in effect for sixty (60) days.

11.          Default.

(a)          Upon and after the occurrence of an Event of Default, the Holder shall have the right without presentment, notice or demand of any kind, to accelerate this Note and to declare all of the principal and interest immediately due and payable; provided, however, that if an Event of Default described in clauses (b)-(c) of Section 11 shall occur, then the principal and interest shall become immediately due and payable without any notice, declaration or other act on the part of the Company.

(b)          No right or remedy herein conferred upon or reserved to the Holder is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.  No delay or omission of Lender to exercise any right or power accruing upon any Event of Default occurring and continuing as aforesaid shall impair any such right or power or shall be construed to be a waiver of any such Event of Default or an acquiescence therein; and every power and remedy given by this Note or by law may be exercised from time to time, and as often as shall be deemed expedient, by the Holder.

12.          Notice.  All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.  All communications shall be addressed to the Company or the Holder at the street or email address set forth below, or in either instance, to such other address as the Company or the Holder, as applicable, may designate by ten (10) days advance notice to the other party hereto:

If to Company:	SpringBig, Inc. 621 N. 53rd St., Suite 250 Boca Raton, FL 33487 Attention: CFO Email: psykes@springbig.com

If to Holder:	[●] ____________________ ____________________

13.          Waiver.  The Company hereby waives demand, notice, presentment, protest and notice of dishonor.

14.          Governing Law.  This Note shall be governed by and construed under the laws of the State of Delaware, and for all purposes will be construed in accordance with the laws of Delaware, without giving effect to conflicts of laws principles.

15.          Modification; Waiver. Any term of this Note may be amended or waived with the written consent of the Company and the Holder.

16.          Assignment. This Note may be transferred only upon its surrender to the Company for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form satisfactory to the Company.  Thereupon, this Note shall be reissued to, and registered in the name of, the transferee, or a new Note for like principal amount and interest shall be issued to, and registered in the name of, the transferee.  Interest and principal shall be paid solely to the registered holder of this Note.  Such payment shall constitute full discharge of the Company’s obligation to pay such interest and principal.

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